Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), dated and made effective as of July 27, 2021, is entered into by and between INNOVATIVE PAYMENT SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Nevada, having offices at 19355 Business Center Drive, Northridge, CA 91324 (“Company”), and RICHARD ROSENBLUM, an individual residing in Delray Beach, Florida (“Indemnitee”) (each party hereto sometimes referred to as a “Party” or collectively as the “Parties”).

W I T N E S S E T H

A. Company desires to attract and retain the services of highly qualified individuals, including individuals such as Indemnitee, to serve as officers, directors, and managers to or with Company and its affiliated companies and recognizes that competent and experienced individuals are reluctant to serve as directors, officers, or managers of corporations unless they are protected by indemnification or by liability insurance, or both, in light of increased exposure to litigation risks and costs that may arise in connection with the services they provide to corporations and other legal entities and enterprises;

B. Existing laws governing or relating to the duties of officers and directors are frequently difficult to interpret and apply and are often unclear or ambiguous and fail to provide officers and directors with clear, adequate and reliable knowledge or guidance with respect to the legal risks and potential liabilities to which they may be exposed and the actions that they should take in performing their duties and responsibilities in good faith for their companies;

C. The Nevada Corporation Law authorizes and empowers Company to indemnify its officers, directors, employees and agents and the persons that serve or served, at the request of Company, as officers, directors, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and provides that a Nevada corporation, in its articles of incorporation or bylaws, or in an agreement, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified;

D. To induce Indemnitee to serve as an officer, director, employee or agent of Company as contemplated hereinabove, Company desires to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law.

NOW, THEREFORE, in consideration of the premises and agreements, covenants, and promises contained herein and for other good and valuable consideration, the Parties agree as follows:

1. Defined Terms. In addition to any term that may be defined in the text of this Agreement, the following terms shall be defined as follows:

“Affiliate” means, with reference to Company, any other Person controlling, controlled by or under the common control of Company. For purposes hereof, the term “control” (or any equivalent term) means having ownership of more than fifty percent (50%) of the voting securities of a Person or the power, whether through voting power or otherwise, to control the management policies of such Person.

“Articles” means the Articles of Incorporation of Company.

“Board of Directors” or “Board” means the board of directors of Company.

“Bylaws” means the Bylaws of Company.

“Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution proceeding, or any hearing, inquiry or investigation, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution proceeding, whether civil, criminal, administrative, investigative or otherwise.

“Company” means (a) Innovative Payment Solutions, Inc. (“IPSI”), and (b) any constituent corporation absorbed in a consolidation or merger to which IPSI (or any of its wholly owned subsidiaries) has been or becomes a party that, if its separate existence had continued, would have had power and authority to indemnify its officers, directors, employees, agents or fiduciaries in a manner substantially similar to the indemnification provided to Indemnitee under this Agreement.

“Exchange Act” means the (U.S.) Securities Exchange Act of 1934, as amended.

“Expenses means any and all direct and indirect costs and expenses, judgments, fines, penalties, sanctions and amounts paid in settlement (if such settlement is approved in advance by Company) of any Claim regarding or arising from an Indemnity Event. For purposes hereof, the term “Expenses” includes attorneys’ fees and all other costs, expenses and obligations incurred by Indemnitee in connection with investigating, defending, appearing as a witness in or otherwise participating in (including any appeal) any action, suit, proceeding, alternative dispute proceeding, hearing, inquiry or investigation involving any Claim regarding or arising from an Indemnity Event.

“Expense Advance” means any advance payment of Expenses to Indemnitee under or pursuant to this Agreement or as otherwise permitted under Nevada law.

“Indemnity Event” means any event or occurrence arising from or relating to (a) Indemnitee’s position or status as a past or current officer, director, employee, agent or fiduciary of Company or any of its Affiliates, or any predecessor thereof, respectively, or in serving (or having served) at the request of Company (or any predecessor thereof) as an officer, director, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or (b) any act, action or inaction by or on the part of Indemnitee while serving in any such capacity or capacities.

“Nevada Corporation Law” means Chapter 78 of the Nevada Revised Statutes of the State of Nevada (codified at NRS §78.010 et seq).

“Person” means any natural person, corporation, company, partnership (including both general and limited partnerships), limited liability company, sole proprietorship, association, joint stock company, firm, trust, trustee, joint venture, unincorporated organization, executor, administrator, legal representative or other legal entity, including any governmental authority, entity or instrumentality.

“SEC” means the (U.S.) Securities and Exchange Commission. “Securities Act” means the (U.S.) Securities Act of 1933, as amended.

2. Interpretation; Protocols.

2.1 The name assigned to this Agreement and the Section (or subsection) headings or captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement. Pronouns in masculine, feminine, and neutral genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

2.2 For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation”.

2.3 References in this Agreement to “other enterprise” include employee benefit plans and the term “fines” includes any administrative penalties or any excise taxes that may be assessed or imposed on Indemnitee under or with respect to any employee benefit plan or pursuant to or as a result of any benefits paid to or conferred upon Indemnitee by Company or its Affiliates.

2.4 Unless stated otherwise, references to money herein shall mean and refer to the currency (U.S. Dollars) of the United States of America.

3. Indemnification; Non-Exclusivity.

3.1 It is intended by Company and Indemnitee that the indemnification of Indemnitee as provided in this Agreement shall be to the fullest extent allowed by the Nevada Corporation Law including Nevada Revised Statutes § 7502. Accordingly, the indemnification provided to Indemnitee under this Agreement shall not be limited by, and shall be in addition to, any indemnification provided to or conferred upon Indemnitee under the Articles or Bylaws or that may be otherwise provided under the Nevada Corporation Law or other applicable law, in each case as they exist on and as of the date of this Agreement.

3.2 In the event of any change in any applicable law, statute or regulation after the date of this Agreement that expands or enlarges the right of a Nevada corporation to indemnify its officers, directors, employees, agents and/or fiduciaries, the Parties intend that Indemnitee shall be entitled to such expanded or enlarged indemnity benefits as may be accorded by any such change in applicable law, statute or regulation. In the event that any change in any applicable law, statute or regulation after the date of this Agreement narrows or reduces the scope or benefits of any indemnity currently afforded Indemnitee under this Agreement or under the Articles or Bylaws, or under or by virtue of existing applicable laws, statutes and regulations, any such changes shall not narrow or reduce, or be applied to narrow or reduce, the scope and benefits of indemnification provided to Indemnitee as of the date of this Agreement.

4. Indemnification; Third Party Claims.

4.1 Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim (other than a Claim by or in the right of Company), asserted or brought by reason of an Indemnity Event, against all Expenses incurred by Indemnitee in connection such Claim, if Indemnitee either (a) is not liable pursuant to NRS § 78.138, or (b) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of Company and, in the case of a criminal claim or proceeding, had no reasonable cause to believe that his/her conduct was unlawful.

4.2 The termination or resolution of any Claim by judgment, judicial order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable under or pursuant to NRS § 78.138 or did not act in good faith or in a manner which he/she reasonably believed to be in or not opposed to the best interest of Company or, with respect to any criminal claim or proceeding, that Indemnitee had reasonable cause to believe that his/her conduct was unlawful. Any payment of Expenses under this Section 4 shall be made by Company within thirty (30) days after written demand by Indemnitee for such payment is delivered or submitted to Company.

5. Indemnification; Derivative Actions.

5.1 Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim by or in the name of Company to procure a judgment in its favor, by reason of an Indemnity Event, against all Expenses incurred by Indemnitee in connection with such Claim, if Indemnitee either (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of Company.

5.2 Notwithstanding the provisions of Section 5.1, no indemnification thereunder shall be provided to Indemnitee for any Claim, issue or matter to which Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to Company or for amounts paid in settlement to Company, unless and to the extent that any court in which such Claim is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper. Any payment of Expenses under this Section 5 shall be made by Company, if Indemnitee is determined to be entitled to such Expenses, within thirty (30) days after written demand by Indemnitee for such payment is delivered or submitted to Company.

6. Mandatory Payment/Reimbursement of Expenses.

Notwithstanding any other provision contained in this Agreement (other than as provided in Sections 10 and 11), if and to the extent that Indemnitee is successful on the merits or otherwise in defending any Claim regarding or arising from an Indemnity Event (including any favorable judgment or dismissal with or without prejudice), Indemnitee shall be indemnified, and shall be paid for all Expenses incurred by Indemnitee (other than Expenses previously advanced or paid to Indemnitee by Company), in connection with any such Claim.

7. Indemnification; Payment of Expenses.

7.1 Expense Advances.

(a) To the extent permitted by applicable law, Company shall advance to Indemnitee the Expenses incurred by Indemnitee in connection with any Claim regarding or arising from an Indemnity Event, with the advance of such Expenses being made by Company within thirty (30) days after Company receives a statement, invoice or written demand from Indemnitee (with any required or supporting documentation) requesting such advance of Expenses, provided and on the condition that Indemnitee (i) has provided to Company an undertaking to repay all such Expense Advances to Company if and to the extent that it is determined, by a court of competent jurisdiction in a final non-appealable judgment or order, that Indemnitee is not entitled to be indemnified by Company, and (ii) such undertaking remains in effect hereunder.

(b) In requesting any Expense Advance from Company, Indemnitee may, in the event that any supporting documentation refers to legal services rendered or anticipated in a manner, or to the extent that, it could result in a waiver of the attorney/client privilege or other privilege accorded Indemnitee under applicable law, deliver or submit to Company only copies of invoices without supporting documentation.

(c) Any Expense Advances requested by Indemnitee shall be unsecured and interest-free and shall be made to Indemnitee without regard to Indemnitee’s ability to repay such Expense Advances to Company (other than in providing Company with an undertaking by execution of this Agreement as provided in Section 7.2 in the event that it is determined that Indemnitee is not entitled to indemnification with respect to such Expenses. The right of Indemnitee to request and obtain Expense Advances hereunder shall continue until the final disposition (including any appeal) of each Claim for which Expense Advances may be requested from time to time by Indemnitee as provided herein.

(d) Indemnitee’s right to Expense Advances under this Section 7.1 shall not apply to any request or claim by Indemnitee for or with respect to which indemnification is excluded or precluded under Sections 10 or 11.

7.2 Expense Advance Undertaking. Company and Indemnitee each acknowledge and agree that Indemnitee’s execution and delivery of this Agreement to Company shall constitute an undertaking by Indemnitee, to the fullest extent required by applicable law, to repay to Company all Expense Advances if and to the extent that it is determined, by a court of competent jurisdiction in a final non-appealable judgment or order, that Indemnitee is not entitled to be indemnified by Company.

8. Notice of Claims; Duty to Cooperate.

8.1 Indemnitee agrees to provide Company with a written notice, as soon as possible or practicable, of any Claim threatened, asserted or made against Indemnitee and for or as to which indemnification is or may be sought by Indemnitee under this Agreement or otherwise. Each such notice by Indemnitee shall be directed to the board of directors of Company or to its chief executive officer or secretary at the address for Company listed or displayed on the signature page of this Agreement (or such other address as Company may designate in writing to Indemnitee from time to time). Any failure of Indemnitee to give written notice of any such Claim as provided hereinabove shall not relieve Company of its obligation to indemnify Indemnitee unless and to the extent that Company demonstrates that such failure on the part of Indemnitee has resulted or will result in irreparable economic harm to Company that could have been avoided if Indemnitee had provided timely notice to Company as provided herein.

8.2 With respect to any Claim for or as to which Company may be required to indemnify Indemnitee (or as to which Company has assumed the defense of Indemnitee as provided hereinafter), Indemnitee shall reasonably cooperate with Company in the defense of any such Claim and will provide to Company such information and documents as Company may reasonably require to the extent that Indemnitee is in possession of or has the power to access and obtain such information and documents.

9. Selection of Counsel.

9.1 In the event that Company is obligated to indemnify Indemnitee for the Expenses incurred by Indemnitee in connection with any Claim, Company shall be entitled, at its election and upon giving written notice to Indemnitee, to assume the defense of such Claim with counsel selected by Company and approved by Indemnitee (with such approval not unreasonably withheld or delayed by Indemnitee).

9.2 Upon Company’s election to assume the defense of any Claim as provided herein (and counsel has been retained by Company in connection therewith), Company shall have no further obligation to pay Indemnitee for attorneys’ fees incurred by Indemnitee with respect to such Claim. Notwithstanding Company’s assumption of the defense of any such Claim, Indemnitee shall have the right to employ separate counsel with respect to such Claim at Indemnitee’s expense. In addition thereto, Company shall dispense with the counsel it has retained (with Indemnitee’s consent) and shall pay the fees and charges of Indemnitee’s separate counsel if (a) Company agrees to do so in writing, or (b) Indemnitee and its separate counsel has determined that a conflict of interest may exist between Company and Indemnitee in conducting the defense of any Claim.

10. Exclusions from Indemnity.

10.1 Notwithstanding anything to the contrary in this Agreement, Company shall not be required to indemnify Indemnitee or pay the Expenses of Indemnitee in or with respect to any of the following:

(a) Any Claims (and the Expenses incurred in connection therewith) that are initiated or asserted by Indemnitee and not by way of defense of any Claim, except for claims, actions, suits or proceedings initiated by Indemnitee (1) to enforce his/her indemnification rights under this Agreement or other agreement or insurance policy, or under the Articles or Bylaws, (2) with the prior authorization or approval of the Board of Directors, or (3) as otherwise may be required under the Nevada Corporation Law to establish Indemnitee’s right to indemnity or payment of Expenses (and regardless of its outcome or ultimate disposition).

(b) Any claims asserted or any action, suit or proceeding instituted by Indemnitee to enforce the terms of this Agreement if a court of competent jurisdiction determines that any such claim, action, suit or proceeding was not asserted or instituted by Indemnitee in good faith or is otherwise determined to be frivolous or without any legitimate basis in fact or law. For the avoidance of doubt, it is expressly stated that the Company is obligated to indemnify Executive for claims to enforce the terms of this Agreement that are brought in good faith and are non-frivolous.

(c) Any acts, omissions, activities or other transactions conducted by Indemnitee for or as to which Indemnitee may not be indemnified or relieved of liability under applicable law.

(d) Any Claims (and the Expenses paid in connection therewith) if it is determined in a final non-appealable judgment or order that (1) such payments were made in violation of applicable law, (2) Indemnitee must make an accounting of profits from Indemnitee’s purchase and sale of Company’s securities under or pursuant to the provisions of Section 16(b) of the Exchange Act or a similar provision under federal or state law, or (3) Indemnitee’s acts, actions or omissions involved intentional misconduct, fraud or a knowing violation of law, including any determination that Indemnitee defrauded or stole from Company, misappropriated confidential or proprietary information or the trade secrets of Company, or otherwise converted the assets or properties of Company to his/her own personal use or benefit.

(e) Settlement of any Claim, or any amounts paid in settlement of any Claim, without Company’s written consent.

11. Exclusion; Potential Liability Under Securities Laws.

Notwithstanding any provision in this Agreement, Company shall not be required or obligated to indemnify Indemnitee under any Claim (or pay the Expenses in connection therewith) to the extent that such indemnity and payment of Expenses (a) will violate the Securities Act or the Exchange Act, or the rules and regulations thereunder, respectively, or any registration statement filed by Company under the Securities Act, or any public policy relating thereto, or (b) will require Company, to achieve compliance with the undertakings required in paragraph (h) of Item 512 of Regulation S-K, to submit to a court of competent jurisdiction any issue regarding whether Indemnitee is entitled to indemnification for liabilities arising under the Securities Act.

12. Statute of Limitations; Claims in the Right of Company.

No civil action or proceeding shall be asserted, initiated or brought by or in the right of Company against Indemnitee or his/her estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date on which any Claim (or any claim or cause of action asserted therein) arose or accrued under applicable law, and any such claim or cause of action shall be time-barred, extinguished and deemed released unless asserted by the timely filing of a civil action or proceeding within such two-year period; provided, however, in the event that any shorter statute or period of limitations is or becomes applicable to any such claim or cause of action under applicable law, the shorter statute or period of limitations shall govern.

13. Governing Law; Consent to Jurisdiction.

13.1 Governing Law. This Agreement, including the validity, substance, interpretation and enforcement thereof, shall be governed in all respects by the laws of the State of Nevada without regard to its conflicts of laws or choice of laws principles.

13.2 Dispute Resolution; Arbitration.

(a) At the option of Company or Executive, and to the extent permitted by applicable law, any dispute, controversy or question arising under, based on or relating to this Agreement, or any breach or failure to comply with the terms hereof (each a “Dispute”), shall be finally and exclusively resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (the “AAA Rules”). Unless otherwise agreed by the Parties, arbitration of any Dispute shall be conducted before a single arbitrator selected by the Parties and the forum and venue for such arbitration shall be AAA’s Los Angeles Regional Center in Los Angeles, California. Each Party hereby submits to AAA and the selected forum for the arbitration of any Dispute, waives any objection to the venue of such arbitration, and agrees that service of process and other notices, pleadings and documents in any arbitration or proceeding hereunder may be delivered to a Party in accordance with the provisions governing “Notices” in this Agreement.

(b) If the Parties are unable to agree upon a neutral arbitrator within thirty (30) days after a Party notifies the other Party in writing of its intent to submit a Dispute to arbitration, either Party may apply to AAA for the appointment of an arbitrator or, if AAA is not then in existence or declines to act, either Party may apply to the Presiding Judge of the Superior Court of any county in the State of California for the appointment of a neutral arbitrator to hear the Parties and settle the Dispute and such Judge is hereby authorized to make such appointment.

(c) If the Parties so agree in writing, and subject to the consent of the single arbitrator, hearings and proceedings conducted in the arbitration of any Dispute hereunder may be conducted remotely by secure video conferencing technology that is acceptable to the Parties.

(d) The decision or award of the arbitrator shall be in writing and shall set forth detailed reasoning for the award. Discovery shall be conducted expeditiously, bearing in mind the objective of limiting discovery and expediting the decision or award of the arbitrator at the most reasonable cost and expense to the Parties. The decision of the arbitrator shall be final, conclusive and binding on the Parties and no action at law or in equity shall be instituted or, if instituted, prosecuted by either Party other than to enforce the award of the arbitrator. Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

13.3 Extraordinary Relief.

The rights of the Parties under this Agreement are of a special, unique and intellectual character which gives them a unique value, and a breach of any provision of this Agreement (including in particular the provisions contained in Articles 5.0 and 6.0) will cause the Parties irreparable economic harm or damage that cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, without limiting any right or remedy that either Party may have under this Agreement or applicable law, or otherwise, the Parties agree that they each shall be entitled to seek injunctive and other extraordinary relief to enforce and protect their respective rights granted under this Agreement, whether through arbitration or litigation as provided herein, without any requirement that either Party post a bond or other security.

13.4 Expenses of Enforcement.

The prevailing Party in any arbitration under this Article 13.0 shall have its attorneys’ fees and costs, including the compensation and expenses of any arbitrator, paid by the non-prevailing Party.

14. Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand or by private courier and signed for by the receiving Party, on the date of such delivery, (b) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (c) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The addresses for notices to either Party are as displayed in the introductory paragraph of this Agreement or as subsequently modified by written notice by a Party to the other Party.

15. General Provisions.

15.1 Amendment, Waiver & Termination. No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

15.2 Integration; Entirety. This Agreement sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Parties.

15.3 Disclaimer of Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of Company or any of its Affiliates.

15.4 Severability. In the event that any provision contained in this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. In connection therewith, and to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the Parties in the provision held invalid, illegal or unenforceable.

15.5 Subrogation. In the event of any payment by Company under this Agreement, Company shall be subrogated, to the extent of such payment, to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts as may be necessary to secure such rights and to enable Company to assert all claims and to initiate all such civil actions, suits and proceedings that may be required or necessary to enforce such rights and claims.

15.6 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile or digital counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

COMPANY:

Innovative Payment Solutions, Inc.,

By:	/s/ William Corbett

Name:	William Corbett

Title:	Chief Executive Officer

INDEMNITEE:

/s/ RICHARD ROSENBLUM
RICHARD ROSENBLUM